Exhibit 5.2

August 1, 2025

Starbucks Corporation

2401 Utah Avenue South

Seattle, Washington 98134

Ladies and Gentlemen:

I am vice president, assistant general counsel and corporate secretary of Starbucks Corporation, a Washington corporation (the “Company”), and have acted in such capacity in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of its (i) debt securities (the “Debt Securities”), (ii) common stock, $0.001 par value per share (the “Common Stock”), including Common Stock that may be issued upon conversion of the Debt Securities, Preferred Stock (as defined below), the exercise of Warrants (as defined below), or pursuant to Purchase Contracts (each, as defined below), (iii) preferred stock, $0.001 par value per share (the “Preferred Stock”), including Preferred Stock that may be issued upon the conversion of Debt Securities, the exercise of Warrants, or pursuant to Purchase Contracts, (iv) warrants to purchase Debt Securities, Common Stock, or Preferred Stock (the “Warrants”), (v) subscription rights to subscribe for Debt Securities, Common Stock or Preferred Stock (the “Subscription Rights”), (vi) contracts for the purchase or sale of Debt Securities, Common Stock, or Preferred Stock (the “Purchase Contracts”), and (vii) units each consisting of one or more Purchase Contracts, Subscription Rights, Warrants, shares of Preferred Stock, shares of Common Stock, Debt Securities, or any combination thereof (the “Units” and, together with the Debt Securities, Common Stock, Preferred Stock, Warrants, Subscription Rights, and Purchase Contracts, the “Securities”), in one or more series, as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities, Preferred Stock, Warrants, and Purchase Contracts may be convertible into or exercisable or exchangeable for debt or equity securities of one or more other entities. The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

The Debt Securities will be issued in one or more series pursuant to an existing indenture (the “2016 Indenture”), dated as of September 15, 2016, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), or another indenture that may be entered into between the Company and a trustee (the 2016 Indenture, and such other indenture or indentures, as amended or supplemented, each, an “Indenture”). The terms of the Preferred Stock are to be established in one or more articles of amendment to be filed with the Secretary of State of the State of Washington (each, an “Article of Amendment”). The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”), to be entered into between the Company and the warrant agent to be named therein. The Subscription Rights are to be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”), to be entered into between the Company and the rights agent to be named therein. The Purchase Contracts are to be issued under one or more purchase contract agreement (each, a “Purchase Contract Agreement”), to be entered into between the Company and the purchase contract agent to be named therein. The Units are to be issued under one or more unit agreements (each, a “Unit Agreement”), to be entered into between the Company and the unit agent to be named therein.

Starbucks Corporation

August 1, 2025

In connection with the opinions expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.	The execution and delivery of the Indenture by the Company has been authorized by all necessary corporate action of the Company.

2.	The Common Stock will be validly issued, fully paid, and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (b) the Common Stock has been duly issued and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto.

3.	The Preferred Stock will be validly issued, fully paid, and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (b) the Articles of Amendment relating to the applicable series of Preferred Stock have been filed with the Secretary of State of the State of Washington in the form and manner required by law; and (c) the Preferred Stock has been duly issued and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

In rendering the foregoing opinions, I have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Securities will have been established in accordance with applicable law and the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and, as applicable, the Articles of Incorporation and Bylaws; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) there shall not have occurred any change in law affecting the legality or enforceability of such Securities; (vi) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the resolutions authorizing the Company to issue, offer, and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (viii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (ix) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable, or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, available for issuance under the Company’s Articles of Incorporation as then in effect; (x) the consideration received for the issuance and sale of shares of Common Stock or Preferred Stock, as applicable, will be in an amount that is not less than the par value per share of such stock; (xi) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation under the laws of the State of Washington; and (xii) all Securities will be issued in compliance with applicable federal and state securities laws.

Starbucks Corporation

August 1, 2025

I have further assumed that: (i) the Trustee has authorized, executed, and delivered the Indenture and that the Indenture is the valid, binding, and enforceable obligation of the Trustee.

As to facts material to the opinion and assumptions expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of Washington, as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to my name under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Joshua C. Gaul
Joshua C. Gaul
vice president, assistant general counsel and corporate secretary